EXHIBIT 10.4
SIGNIFY HEALTH, INC.
AMENDED AND RESTATED NOTICE OF SUBSTITUTE NON-STATUTORY STOCK OPTION GRANT
Signify Health, Inc., a Delaware corporation (the “Company”), hereby amends and restates in its entirety the Notice of Substitute Non-Statutory Stock Option Grant (the “Prior Notice”) and the Substitute Non-Statutory Stock Option Agreement attached hereto (the “Prior Agreement”) pursuant to which it granted to the participant identified below (the “Participant”) on the date of grant set forth below (the “Date of Grant”) non-qualified stock options (the “Signify Stock Options”) to purchase the number of shares of Class A common stock, par value $0.01, of the Company (“Signify Class A Shares”) set forth below, with an exercise price per Signify Class A Share set forth below. The Signify Stock Options are subject to all of the terms and conditions set forth in this Amended and Restated Notice of Substitute Non-Statutory Stock Option Grant (this “Notice”), the Amended and Restated Substitute Non-Statutory Stock Option Agreement attached hereto (the “Agreement”), and the Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (the “Plan”), each of which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement or Plan, as applicable.
The Signify Stock Options were granted in connection with the initial public offering of Signify Class A Shares (the “Signify IPO”) and the entry into that certain Agreement and Plan of Merger, dated as of February 12, 2021, by and among the Company, New Remedy Corp., a Delaware corporation (“New Remedy”) and Merger Sub 2, Inc., a Delaware corporation (the “New Remedy Merger Agreement”), pursuant to which each outstanding stock option to purchase shares of Class A common stock, par value $0.001, of New Remedy (“New Remedy Class A Shares”) previously granted to the Participant under the terms of the New Remedy Corp. Amended and Restated 2019 Equity Incentive Plan (the “New Remedy Plan”) was assumed by the Company and converted into a Signify Stock Option, and is subject to the terms set forth in this Notice and the Agreement.

Participant:	[●]
Date of Grant:	February 12, 2021
Vesting Commencement Date:	[●] [INSERT BASED ON ORIGINAL GRANT]
Number of Signify Class A Shares Subject to Signify Stock Option:	Time-Based Options: [●] Performance-Based Options: [●]
Exercise Price Per Signify Class A Share:	$[●]
Signify Stock Option Expiration Date:	[●] [INSERT BASED ON ORIGINAL GRANT]
Plan:	Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (formerly known as the New Remedy Corp. 2019 Amended and Restated Equity Incentive Plan)
The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

SIGNIFY HEALTH, INC.
By:
Name: Adam F. McAnaney
Title: General Counsel

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan. The Participant further acknowledges that as of the Date of Grant, this Notice, the Agreement and the Plan (and any agreements expressly incorporated therein by reference) set forth the entire understanding between the Participant and the Company regarding the Signify Stock Options and, except as otherwise expressly provided therein, supersede all prior oral and written agreements on the subject, including the Prior Notice and the Prior Agreement.

PARTICIPANT
By:
[●]

AMENDED AND RESTATED SUBSTITUTE NON-STATUTORY STOCK OPTION AGREEMENT
Pursuant to the Amended and Restated Notice of Substitute Non-Statutory Stock Option Grant (the “Notice”) delivered to the Participant, and subject to the terms and conditions of this Amended and Restated Substitute Non-Statutory Stock Option Agreement (this “Agreement”) and the Plan, the Company and the Participant agree as set forth below. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Notice or the Plan, as applicable.
RECITALS
WHEREAS, the Participant previously held stock options to purchase New Remedy Class A Shares (the “New Remedy Stock Options”) under the terms of the New Remedy Plan;
WHEREAS, in connection with the Signify IPO and the related reorganization transactions, (i) New Remedy merged with and into the Company with the Company being the surviving corporation, (ii) each New Remedy Class A Share was cancelled and converted into [●] Signify Class A Shares, (iii) each New Remedy Stock Option was assumed by the Company and converted into a Signify Stock Option on the terms set forth in the Prior Agreement (the “Stock Option Conversion”) and (iv) the New Remedy Plan was assumed by the Company and renamed the Signify Health, Inc. 2019 Amended and Restated Equity Incentive Plan, as amended and restated to, among other things, reflect the terms set forth in the Prior Notice and the Prior Agreement;
WHEREAS, following the Stock Option Conversion, the Signify Stock Options were subject to all of the same terms and conditions of the corresponding New Remedy Stock Options, except as expressly provided in the Prior Notice and the Prior Agreement;
WHEREAS, this Agreement amends and restates in its entirety the Prior Agreement, and, effective as of the date hereof, the Signify Stock Options will be governed by the terms of this Agreement, the Notice and the Plan; and
WHEREAS, the Signify Class A Shares to be issued upon exercise of the Signify Stock Options have been registered on a Form S-8 with the Securities and Exchange Commission.
1.Treatment of New Remedy Stock Options. As of the consummation of the transactions contemplated by the New Remedy Merger Agreement (the “Effective Time”), each New Remedy Stock Option previously entitling the Participant to acquire New Remedy Class A Shares on the terms and conditions set forth in the award agreement evidencing such New Remedy Stock Option (the “New Remedy Agreement”) and the New Remedy Plan was substituted for a Signify Stock Option to purchase the number of Signify Class A Shares set forth in the Notice with an exercise price per Signify Class A Share set forth in the Notice (in each case, subject in all respects to adjustment pursuant to the provisions of the Plan in respect of transactions occurring after the date hereof). The Signify Stock Options were granted to the Participant in substitution for the Participant’s corresponding New Remedy Stock Options and such New Remedy Stock Options were deemed cancelled as of the Effective Time. The exchange of a New Remedy Stock Option for a Signify Stock Option was

intended to qualify as an option substitution under Treas. Reg. §1.409A-l(b)(5)(v)(D) and will be construed accordingly.
2.Governing Documents. Except as otherwise provided in this Agreement, the Signify Stock Options will remain subject to the terms and conditions of the New Remedy Agreement, including with respect to vesting, except as otherwise set forth in this Agreement (including Appendix A hereto), and including with respect to any applicable restrictive covenants (with the covenants set forth on Appendix B hereto being deemed to be restrictive covenants that also apply for purposes of such terms and conditions). In the event of any conflict between the terms and provisions of this Agreement (including the Notice and Appendix A) and the New Remedy Agreement, except as otherwise expressly provided herein, this Agreement will govern and control. In the event of any conflict between the terms and provisions of the Plan and this Agreement, except as otherwise expressly provided herein, this Agreement will govern and control.
3.Exercise of Stock Option. The Signify Stock Options will become exercisable once vested in accordance with Appendix A. The method by which each Signify Stock Option may be exercised, and the terms and conditions of such exercise, shall be as set forth in the New Remedy Agreement or the Plan, as applicable.
4.Restrictive Covenants. The Participant hereby acknowledges and agrees that they be subject to the restrictive covenants set forth on Appendix B which are incorporated herein by reference as if such provisions were set forth herein in full.
5.Effect on Employment. Neither the grant of the Signify Stock Options, nor the issuance of Signify Class A Shares upon exercise of the Signify Stock Options, will give the Participant any right to be retained in the employ or service of the Company or any of its affiliates (collectively, the “Company Group”), affect the right of any member of the Company Group to discharge or discipline the Participant at any time, or affect any right of such Participant to terminate their employment or service at any time.
6.Transfer of the Signify Stock Options. Notwithstanding anything in the Plan to the contrary, except as otherwise provided in the New Remedy Agreement, the Signify Stock Options may not be transferred except by will or by the laws of descent and distribution, and are exercisable during the Participant’s life only by the Participant.
7.Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Signify Class A Shares upon exercise of the Signify Stock Options, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Committee) all taxes required to be withheld. No Signify Class A Shares will be transferred pursuant to the exercise of the Signify Stock Option unless and until the person exercising the Signify Stock Options has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements (if any), or has made other arrangements satisfactory to the Committee with respect to such taxes. The Participant authorizes the Company Group to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying their obligation under the preceding provisions of this Section 7.
8.Section 409A. The Stock Options granted hereunder are intended to comply with or be exempt from the requirements of Section 409A and shall be construed accordingly. No member of the Company Group or the Committee, nor their respective
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directors, officers, agents, representatives or any affiliates of the foregoing, shall have any liability to the Participant or to any other person by reason of any failure of the Signify Stock Options to satisfy or be exempt from the requirements of Section 409A.
9.Binding Effect. This Agreement (including the Notice) shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
10.Acknowledgements. The Participant acknowledges and agrees that (a) the Notice (including this Agreement) may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, and (b) the Notice (including this Agreement) be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder.
11.Governing Law. This Agreement (including the Notice), and all claims or disputes arising out of or based upon this Agreement or the Notice or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto agree that any disputes related to this Agreement shall be resolved in the state or federal courts of Delaware, to whose exclusive jurisdiction the Participant expressly consents.
[Remainder of Page Intentionally Left Blank.]

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Appendix A
The Signify Stock Options will vest in accordance with the following vesting schedule, subject to the Participant remaining in continuous Employment from the Date of Grant through the applicable vesting date.
1.Time-Based Options. The time-vesting component of the Signify Stock Options (the “Time-Based Options”) will vest in accordance with the schedule set forth below, subject to the Participant remaining continuous Employment with the Company Group through each applicable vesting date. Upon the occurrence of Change of Control, any portion of the Time-Based Options that are unvested and then outstanding as of such date shall automatically vest in full immediately prior to the consummation of such Change of Control. There shall be no proportionate or partial vesting in the periods prior to each vesting date set forth below and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued Employment with the Company Group through each applicable vesting date.
Time-Based Options Vesting Schedule:

25%     on [●]
25%     on [●]
25%     on [●]
25%     on [●]

2.Performance-Based Options. The performance-vesting component of the Signify Stock Options (the “Performance-Based Options”) shall vest on the earlier to occur of (i) NMP realizing a MIC Return (after giving effect to the vesting and payment in respect of awards granted under the New Remedy Plan, the New Remedy Corp. Amended and Restated 2012 Equity Incentive Plan, the Signify Health, Inc. Amended and Restated 2012 Equity Incentive Plan and the Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (together, the “New Remedy Plans)) equal to the multiples set forth below (each, a “MIC Return Multiple”) (the “Milestone Condition”) or (ii) the satisfaction of a service-vesting condition pursuant to which the Performance-Based Options will vest with respect to 50% of such Performance-Based Options on March 7, 2023 and 50% of such Performance-Based Options on March 7, 2024 (the “Service Condition”), subject in each case to the Participant’s continued Employment through the applicable vesting date. With respect to the Milestone Condition, there shall be no proportionate or partial vesting for levels of achievement of a MIC Return between the performance thresholds set forth above, and all performance-based vesting shall occur on a cliff basis only to the extent that an applicable MIC Return threshold is achieved, and with respect to the Service Condition, there shall be no proportionate or partial vesting in the periods prior to each vesting date set forth above and all performance-based vesting shall occur only on the applicable vesting date, subject in each case to the Participant’s continued Employment through the applicable vesting date. All computations of a MIC Return shall be made on a pro forma basis so that if an applicable MIC Return Multiple is achieved, but, after taking into account the dilutive effect of the corresponding incentive equity vesting of all outstanding awards under the New Remedy Plans, such MIC Return Multiple is no longer achieved, then such performance-based vesting shall not take effect to the extent such MIC Return would not occur. The Committee shall in good faith make all determinations necessary or appropriate to determine whether any portion of the Performance-Based Options shall have become vested and exercisable, which determinations shall be final, binding and conclusive upon all parties. In the event that the applicable MIC Return Multiple is not achieved at any point in time, then the Performance-Based Options shall remain
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outstanding for the remainder of the otherwise applicable term and eligible to continue to vest in accordance with this Section 2.
Performance-Based Options Milestone Condition Vesting Schedule:

MIC Return Multiple	Vested Percentage
[●]	[●]
[●]	[●]
[●]	[●]

3.Definitions:
a.“Aggregate Cash Received” means, as of the time of any determination date, the amount of cash received at or prior to such time by NMP with respect to any Company Equity Securities, in each case, net of any out-of-pocket costs and expenses incurred by NMP (other than income and capital gains taxes) in connection with the receipt of such amounts, including, for the avoidance of doubt, on any disposition of any Company Common Stock; provided that with respect to any disposition of Company Common Stock by NMP, the Committee will make such determinations in good faith as are necessary to allocate the proceeds received on such disposition on a proportionate basis between the New Remedy Company Common Stock and the shares of Company Common Stock held by NMP that are not New Remedy Company Common Stock. Aggregate Cash Received shall include (x) any cash proceeds from a sale of the Company Equity Securities (including as a result of a sale of, merger by or other business combination transaction involving the Company), and (y) any cash dividends or distributions (whether or not extraordinary) paid, or other distributions made in respect of any Company Equity Securities (including in connection with a recapitalization or any similar transaction). Any cash proceeds which are not actually received by NMP at the consummation of any transaction but are subject to a contingency or future event (including cash proceeds placed in escrow and cash proceeds subject to an earn-out) shall not be included in the determination of Aggregate Cash Received unless and until such proceeds are actually paid out to NMP. If, as of the effectiveness of a Covered Transaction, NMP (1) has or will have received securities or other non-cash property as proceeds for any Company Equity Securities or (2) will continue to hold Company Equity Securities after such transaction, such items shall not be included in the Aggregate Cash Received unless, and only to the extent that, the Committee determines to include such items in connection with the Covered Transaction. Further, for the avoidance of doubt, Aggregate Cash Received shall not include any management, consulting, monitoring, advisory, transaction or similar fees, any expense reimbursement or any principal or interest payments in respect of any debt securities paid to NMP.
b.“MIC Return” means, as of any determination date, a number determined by dividing (a) the Aggregate Cash Received by (2) the aggregate purchase price paid by NMP in respect of the New Remedy Company Common Stock (including, for the avoidance of doubt, the price paid therefor pursuant to the Securities Purchase Agreement by and among Remedy Acquisition, L.P., New Remedy and the other parties thereto, dated as of December 3, 2018).
c.“New Remedy Company Common Stock” means the shares of Company Common Stock received by Remedy Acquisition, L.P. pursuant to the New Remedy Merger Agreement.
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d.“NMP” means New Mountain Partners V, L.P. and its Affiliates, other than the Company and its direct or indirect subsidiaries, in respect of their investment in Remedy Acquisition, L.P.
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Appendix B
Restrictive Covenants
1.Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Amended and Restated Notice of Substitute Non-Statutory Stock Option Grant and the Amended and Restated Substitute Non-Statutory Stock Option Agreement (the “Agreement”) to which this Appendix B (this “Appendix”) is appended. For purposes of this Appendix:
(a)“Business” means any line of business in which any member of the Company Group is engaged during Participant’s employment, or, with respect to the portion of the Restricted Period that follows termination of Participant’s employment, at the time of such termination.
(b)“Company” means Signify Health, Inc., a Delaware corporation (including its successors and assigns).
(c)“Company Group” means the Company, its subsidiaries and its affiliates.
(d)“Confidential Information” means any non-public, proprietary or confidential information, including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, methods, procedures, computer programs and architecture, formulae, technology, designs, customer information, lists and identities, employee lists and identities, methodologies, contractual forms, Works and other Intellectual Property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case, concerning the past, current or future business, activities and operations of the Company Group and/or any third party that has disclosed or provided any of same to the Company Group on a confidential basis, and other information, whether tangible or intangible. Notwithstanding the foregoing, “Confidential Information” shall not include any information that is or becomes (A) generally known to the public other than as a result of Participant’s breach of this or any other confidentiality covenant; or (B) required by law to be disclosed; provided that with respect to subsection (B), Participant shall, to the extent permitted by law, give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate at the Company’s sole expense with any attempts by the Company to obtain a protective order or similar treatment.
(e)“Intellectual Property” means any and all patents, invention disclosures, invention registrations, ideas, trademarks, service marks, trade names, corporate names, trade dress, certification marks, logos, domain names, social media identifiers or accounts, rights of publicity, copyrights, derivative works, mask works, trade secrets, know-how, software, and all other intellectual property and proprietary rights recognized by any applicable law of any jurisdiction, and all registrations and applications for registration of, improvements to the inventions disclosed in each such issuance, patent or patent application and all rights to claim priority (including under the Paris Convention) to and all goodwill associated with the foregoing, including rights in copies and embodiments of any of the foregoing (whether electronic or tangible) and rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

(f)“Moral Rights” means any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, or to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under any applicable law of any jurisdiction, regardless of whether or not such right is denominated or generally referred to as a “moral right.”
(g)“Restricted Area” means (A) any geographic area in which any member of the Company Group does business during Participant’s employment with the Company Group or (B) within twenty five (25) miles of any location where any member of the Company Group has one or more clients or customers during Participant’s employment with the Company Group or, with respect to the portion of the Restricted Period that follows the termination of Participant’s employment with the Company Group, at the time of such termination.
(h)“Restricted Period” means the 12 month period immediately following the date of the cessation of Participant’s employment with the Company Group for any reason.
(i)“Restricted Employee” means any employee of the Company Group, or any person who was an employee of the Company Group at any time during the six months prior to the date such person is to be so hired, solicited or contacted (other than any person who was terminated by any member of the Company Group without cause prior to being so hired, solicited or contacted), in each case that is not a Senior Restricted Employee.
(j)“Senior Restricted Employee” means any C-level executive officer of any member of the Company Group.
(k)“Works” means any and all works of authorship, inventions, discoveries, materials, processes, methods, documents or other work product (including without limitation, research, reports, software, data, databases, programs, apparatus, designs, systems, applications, presentations, textual works, content, or audiovisual materials and the like).
2.Scope and Reasonableness. The Participant acknowledges and agrees that (a) the covenants of Participant set forth in this Appendix constitute a material inducement for the Company to execute and deliver the Agreement, and (b) irreparable harm would result to the Company and the Company Group as a result of a violation or breach by Participant of the obligations set forth in this Appendix. Participant acknowledges and agrees that the restrictions contained in this Appendix, including, with respect to the definition of the Business, the Restricted Area and the Restricted Period, are reasonable in all respects, including for the purpose of preserving for the Company’s and each member of the Company Group’s proprietary rights, going business value and goodwill of the Company Group and the Business, and do not constitute an unreasonable restriction on Participant’s ability to earn a living.
3.Restrictive Covenants and Representations.
(a)Confidential Information.
(i)Subject to Section 3(a)(v) and Section 3(d), Participant will not at any time (A) retain or use for the benefit, purposes or account of Participant or any other person outside of the Company Group, or in any manner adverse to the interests of the Company Group, any Confidential Information; or (B) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside of the Company Group any Confidential Information (other than in performance of Participant’s duties during Participant’s employment and/or service with the Company Group and pursuant to customary industry practice), without the prior written authorization of the Board of Directors of the Company. Participant will take all action reasonably necessary to protect the Confidential Information from being disclosed to anyone other than persons authorized by the Company Group.
(ii)Except as required by law, Participant will not disclose to anyone, other than Participant’s family (it being understood that, in this Section 3, the term “family” refers to Participant, Participant’s spouse, children, parents and spouse’s parents) and advisors, the existence or contents of this Appendix; provided that Participant may disclose to any prospective future employer the provisions of this Section 3. This Section 3(a)(ii) shall terminate if a member of the Company Group publicly discloses a copy of this Appendix (or, if a member of the Company Group publicly discloses summaries or excerpts of this Appendix, to the extent so disclosed).
(iii)All Confidential Information shall remain the sole and exclusive property of the applicable Company Group. To the extent that Participant acquires any right, title or interest in or to any Confidential Information, Participant hereby irrevocably assigns, transfers, conveys and delivers to the applicable member of the Company Group all such right, title and interest in and to such Confidential Information.
(iv)Upon termination of Participant’s employment with the Company Group for any or no reason, Participant shall (A) cease and not thereafter commence use of any Confidential Information or Intellectual Property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company Group; and (B) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including documents, memoranda, books, papers, plans, computer files, letters, email and computer disks or tapes, whether machine or user readable, and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop or other computer, whether or not Company Group property) that contain Confidential Information. At the time Participant returns or destroys such copies of Confidential Information, Participant will acknowledge to the Company Group, in writing and under oath, that Participant has complied with the terms of this Appendix.
(v)18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Section 3 is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Appendix have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(b)Non-Competition/Non-Solicitation.
(i)    While Participant is employed by the Company Group and during the Restricted Period, Participant agrees to not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, carry on, own, manage, operate, participate in, provide services to, or be employed or engaged in any capacity by any person or entity engaged in the Business within the Restricted Area (“Competing Business”), provided that, Participant may (x) collectively own less than 1% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange and have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended and (y) following the cessation of Participant’s employment with the Company Group, be employed or engaged by or provide services to a Competing Business so long as (1) Participant works for or provides services to a division or subsidiary that is not itself engaged in the Business and (2) Participant is not employed or engaged in any capacity similar or related to the capacity in which Participant was employed by the Company Group for the two-year period immediately preceding the date of Participant’s cessation of employment. Competing Businesses include, without limitation, Matrix Medical Network, naviHealth, OptumCare, Fusion5, Archway, Sound Physicians, Change Healthcare, Aver, Cognizant, Cedar Gate, Aledade, Evolent Health, Privia Health, Collaborative Health Systems (under WellCare), Imperium Health Management, Clover Health, Premier and VillageMD. While Participant is employed by the Company Group and during the Restricted Period, Participant agrees not to, either alone or in conjunction with Participant’s affiliates, directly or indirectly solicit, induce or attempt to induce any Senior Restricted Employee or Restricted Employee to leave the employ or service of any member of the Company Group, hire any Senior Restricted Employee or Restricted Employee, or in any way interfere with the employee relationship between the Company Group and any such Senior Restricted Employee or Restricted Employee, provided that, the foregoing restriction not to solicit (but not, for the avoidance of doubt, the restrictions on hiring, inducement or interference) shall not be violated by general advertising or solicitation not specifically targeted at any Senior Restricted Employee or Restricted Employee.
(ii)    While Participant is employed by the Company Group and during the Restricted Period, Participant shall not, either alone or in conjunction with Participant’s affiliates, directly or indirectly, (A) solicit, induce or service, attempt to solicit, induce or service, or assist in soliciting, inducing or servicing, the business of any then current or prospective client, supplier, licensee, licensor or other business relation of any member of the Company Group in a manner which (x) induces such person not to do business with, (y) induces such person to cease doing business with, or (z) reduces the amount of business conducted with, any member of the Company Group, or (B) in any way interfere with the relationship between any then current or prospective client, supplier, licensee, licensor or other business relation of any member of the Company Group:
(1)with whom Participant had personal contact or dealings in furtherance of the Business on behalf of any member of the Company Group during the one-year period immediately preceding Participant’s termination of employment;
(2)about whom Participant had knowledge of any member of the Company Group’s plans, pricing or Confidential Information with respect to such person;

(3)with whom employees reporting to Participant have had personal contact or dealings on behalf of any member of the Company Group during the one-year period immediately preceding Participant’s termination of employment; or
(4)for whom Participant had direct or indirect responsibility during the one-year period immediately preceding Participant’s termination of employment.
(c)Intellectual Property.
(i)        Participant shall promptly and fully disclose in writing to the Company Group any and all Works and any and all Intellectual Property that Participant conceives, creates, invents, designs, develops, contributes to, improves or reduces to practice, either alone or with one or more third parties, at any time during Participant’s employment with any member of the Company Group (i) that are within the scope of such employment, (ii) with the use of any resources, trade secrets, know-how or other Confidential Information of the Company Group or (iii) that otherwise relate to the Company Group’s business or actual or demonstrably anticipated research or development (collectively, “Newly Developed Works”). Participant also acknowledges and agrees that the Company Group solely and exclusively owns any and all Works and Intellectual Property that Participant conceived, created, invented, designed, developed, contributed to, improved or reduced to practice, either alone or with one or more third parties, at any time prior to the date hereof, (A) that were within the scope of his or her employment with the Company Group, (B) with the use of any resources trade secrets, know-how or other confidential information of the Company Group or its subsidiaries or (C) that otherwise related to the Company Group’s business or actual or demonstrably anticipated research or development (“Previously Developed Works” and together with Newly Developed Works, “Company Works”).
(ii)        Participant acknowledges and agrees that the Company Group has and will continue to have sole exclusive title and ownership rights in and to all Company Works. Participant hereby irrevocably assigns, transfers, conveys and delivers, to the maximum extent permitted by applicable law, all of Participant’s right, title, and interest in, to and under Company Works (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other Intellectual Property laws, and related laws) to the Company, to the extent ownership of any such rights does not vest originally in the Company. Participant acknowledges and agrees that, with respect to any Company Works that may qualify as a Work Made for Hire as defined in 17 U.S.C. § 101 or other applicable law, such Company Work is and will be deemed a Work Made for Hire and the Company will have the sole and exclusive right to all Intellectual Property related thereto (or, in the event that any such Company Work does not qualify as a Work Made for Hire, all Intellectual Property related thereto is automatically assigned to the Company as above). If Participant creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Works, Participant will keep and maintain same. The records will be available to and remain the sole property and intellectual property of the Company at all times.
(iii)        Participant shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works.

(iv)        Participant shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company or its subsidiaries any confidential, proprietary or non-public information or Intellectual Property relating to a former employer or other third party without the prior written permission of such third party. Participant shall comply with all relevant policies and guidelines of the Company and its subsidiaries that are from time to time previously disclosed to Participant, including regarding the protection of Confidential Information and Intellectual Property and potential conflicts of interest.
(v)        Set forth in Exhibit A (Prior Inventions) attached hereto is a complete list of all Works and Intellectual Property that Participant, alone or jointly with others, conceived, developed, created, invented, designed, developed, contributed to, improved or reduced to practice prior to the commencement of Participant’s employment with the Company Group, that are Participant’s property, and that the Company acknowledges and agrees are excluded from the scope of this Appendix (collectively, “Prior Inventions”). If disclosure of any such Prior Invention would cause Participant to violate any prior confidentiality agreement, Participant understands that Participant is not to list such Prior Inventions in Exhibit A but is only to disclose where indicated a cursory name for each such Prior Invention, a listing of each person or entity to whom it belongs, and the fact that full disclosure as to such Prior Inventions has not been made for that reason (it being understood that, if no Invention or disclosure is provided in Exhibit A, Participant hereby represents and warrants that there are no Prior Inventions). If, in the course of Participant’s employment with the Company Group, Participant incorporates any Prior Invention into any Company Group product, process or machine or otherwise uses any Prior Invention, Participant hereby grants to the Company Group a worldwide, non-exclusive, irrevocable, perpetual, fully paid-up and royalty-free license (with rights to sublicense through multiple tiers of sublicensees) to use, reproduce, modify, make derivative works of, publicly perform, publicly display, make, have made, sell, offer for sale, import and otherwise exploit such Prior Invention for any purpose.
(vi)        To the extent Participant may do so under applicable law, Participant hereby waives and agrees never to assert any Moral Rights that Participant may have in or with respect to any Company Works, even after termination of any work on behalf of the Company Group.
(vii)    The provisions of Section 3(c) hereof shall survive the termination of Participant’s employment for any or no reason.
(d)Whistleblower Protection. Notwithstanding anything to the contrary contained in this Appendix (including Section 3), no provision of this Appendix shall be interpreted so as to impede Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. Participant does not need the prior authorization of any member of the Company Group to make any such reports or disclosures, and Participant shall not be not required to notify any member of the Company Group that such reports or disclosures have been made. The Company Group may not retaliate against Participant for any of these activities, and nothing in this Appendix or otherwise requires Participant to waive any monetary award or other payment that Participant might become entitled to from the Securities and Exchange Commission or any other governmental entity or self-regulatory organization.

(e)Blue Pencil. It is the desire and intent of the parties that the provisions of this Section 3 shall be enforced to the fullest extent permissible under the laws and policies in the jurisdiction in which enforcement is sought. Accordingly, if any particular provision or clause of this Section 3 shall be adjudicated to be invalid or unenforceable, then such provision or clause shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable or modified to permit its enforcement to the maximum extent permitted by law.
(f)Equitable Relief and Other Remedies. Participant acknowledges and agrees that a breach of this Section 3 may result in material and irreparable injury to the Company Group and that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 3 of this Appendix would be inadequate and, in recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company Group, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.
(g)Return of Property. Upon termination of Participant’s employment with the Company Group for any reason whatsoever, voluntarily or involuntarily (and in all events within five (5) days of Participant’s date of termination), and at any earlier time the Company requests, Participant will deliver to the person designated by the Company all originals and copies of all documents and property of the Company Group in Participant’s possession, under Participant’s control or to which Participant may have access, including but not limited to, any office or communications equipment (e.g., laptop, cellular phone, etc.) that Participant has or has been using, and any business or business-related files that Participant has in Participant’s possession. Participant will not reproduce or appropriate for Participant’s own use, or for the use of others, any property or Confidential Information, and shall remove from any personal computing or communications equipment all information relating to the Company Group.
(h)Non-Disparagement. While Participant is employed by the Company Group and thereafter, Participant agrees that Participant will not disparage any member of the Company Group or any of its officers, directors, investors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, or make any public statement reflecting negatively on any member of the Company Group or any of its officers, directors, investors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, to third parties, including, but not limited to, any matters relating to the operation or management of the Company Group, irrespective of the truthfulness or falsity of such statement. The foregoing limitation shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), and the foregoing limitation on the Company’s executives and directors shall not be violated by statements that they in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company.
(i)Participant Representation. Participant represents and warrants to the Company that there are no restrictions, agreements or understandings whatsoever to which Participant is a party which would prevent or make unlawful Participant’s execution of this Appendix or Participant’s employment with the Company Group, which is or would be inconsistent or in conflict with this Appendix or Participant’s employment with the Company Group, or would prevent, limit or impair in any way the performance by Participant of the obligations hereunder or otherwise to the Company Group. In addition, Participant has disclosed to the Company all restraints, confidentiality commitments and other employment restrictions that Participant has with any other employer, person or entity. Participant covenants that in connection with Participant’s provision of services to the Company Group, Participant shall not breach any obligation (legal, statutory, contractual or otherwise) to any former employer or other person, including, but not limited to, obligations relating to confidentiality and proprietary rights.
(j)Tolling. In the event of any violation of the provisions of this Section 3, Participant acknowledges and agrees that the post-termination restrictions contained in this Section 3 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

4.Cooperation. During the Participant’s employment with the Company Group and thereafter, Participant shall cooperate with the Company Group, upon the Company’s reasonable request and sole expense, with respect to any investigation (including any internal investigation) or administrative, regulatory or judicial proceeding involving matters within the scope of Participant’s duties and responsibilities to the Company Group (including, without limitation, Participant being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may come into Participant’s possession) (collectively, the “Claims”). To the extent permitted by law, Participant agrees to promptly inform the Company if Participant becomes aware of any lawsuits involving Claims that may be filed or threatened against any member of the Company Group. Participant also agrees to promptly inform the Company (to the extent that Participant is legally permitted to do so) if Participant is asked to assist in any investigation of any member of the Company Group (or its actions) or another party attempts to obtain information or documents from Participant (other than in connection with any litigation or other proceeding in which Participant is a party-in-opposition) with respect to matters Participant believes in good faith to relate to any investigation of any member of the Company Group, in each case, regardless of whether a lawsuit or other proceeding has then been filed against any member of the Company Group with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, Participant shall not communicate with anyone (other than Participant’s attorneys and tax and/or financial advisors and except to the extent that Participant determines in good faith is necessary in connection with the performance of Participant’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving any member of the Company Group without giving prior written notice to the Company or the Company’s counsel (to the extent Participant is legally permitted to do so). Upon presentation of appropriate supporting documentation, the Company shall pay or reimburse Participant for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by Participant in complying with this Section 4.
5.Survival. The respective rights and obligations of the parties under Sections 3 and 4 of this Appendix shall survive any termination of Participant’s employment.
6.Assignment. This Appendix may be assigned, without the consent of Participant, by the Company to any of its affiliates or any person, partnership, corporation or other entity that has purchased all or substantially all of the assets of the Company, provided such assignee assumes any and all of the liabilities of the Company hereunder. The duties and responsibilities of Participant under this Appendix are of a personal nature and shall not be assignable or delegable in whole or in part by Participant.
7.Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Appendix is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Appendix or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Appendix or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.
8.Severability. If any provision of this Appendix or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Appendix which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

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